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                                                                      EXHIBIT 21

SYBASE, INC. SUBSIDIARIES (AS OF MARCH 14, 2002)


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COMPANY NAME                                                 JURISDICTION OF FORMATION
------------                                                 -------------------------
Sybase Argentina, S.A.                                       Argentina
Sybase Australia Pty Limited                                 Australia
Sybase BVBA/SPRL                                             Belgium
Sybase Brasil Software Limitada                              Brazil
Sybase (BVI) Limited                                         British Virgin Islands
Sybase Canada Limited                                        Canada
iAnywhere Solutions Canada Limited                           Canada
Sybase Software (China) Co., Ltd.                            China
Sybase (Cyprus) Limited                                      Cyprus
Sybase Central and Eastern Europe s.r.o.                     Czech Republic
Denmark ApS                                                  Denmark
Sybase France S.a.r.l.                                       France
Sybase GmbH                                                  Germany
New Era of Networks GmbH                                     Germany
Sybase China Limited                                         Hong Kong
Sybase Hong Kong Limited                                     Hong Kong
Financial Services Square Limited                            Hong Kong
Sybase (Hungary) Group Financing Limited Liability Company   Hungary
Sybase India, Ltd.                                           India
Sybase (India) Private Limited                               India
P.T. Sybase Informatindo Indonesia                           Indonesia
Sybase Ireland Limited                                       IRELAND
Sybase Italia S.r.l.                                         Italy
Sybase KK                                                    Japan
Powersoft K.K.                                               Japan
Sybase Korea, Ltd.                                           Korea
Sybase, Inc.                                                 Lao People's Democratic Republic
Sybase Luxembourg S.a.r.l.                                   Luxembourg
Sybase Europe Luxembourg S.a.r.l.                            Luxembourg
Sybase Software (Malaysia) Sdn Bhd                           Malaysia
Sybase de Mexico, S. de R.L. de C.V.                         Mexico
Sybase Eastern Europe B.V.                                   Netherlands
Sybase Europe B.V.                                           Netherlands
Sybase Nederland B.V.                                        Netherlands
iAnywhere Solutions B.V.                                     Netherlands
Sybase (N.Z.) Limited                                        New Zealand
Sybase Norge AS                                              Norway
Sybase Philippines Inc.                                      Philippines
Sybase (Singapore) Pte Ltd.                                  Singapore
Sybase Iberia S.L.                                           Spain
Sybase Sverige AB                                            Sweden
Sybase (Schweiz) GmbH                                        Switzerland
Sybase Taiwan Co., Ltd.                                      Taiwan
Sybase (Thailand) Limited                                    Thailand
Sybase International Limited                                 United Kingdom
Sybase (UK) Limited                                          United Kingdom
Sybase International Holdings Corporation                    United States
iAnywhere Solutions, Inc.                                    United States
Financial Fusion, Inc.                                       United States
Sybase Global, LLC                                           United States
Sybase, Inc.                                                 United States
New Era of Networks, Inc.                                    United states
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